EXHIBIT 99.2

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this Joint Filing Agreement is attached and have duly executed this Joint Filing Agreement as of February 1, 2022.

Isidoro Quiroga Moreno

By:	/s/ Martín Abraham Guiloff Salvador
Name: Martín Abraham Guiloff Salvador
Title: Attorney-in-fact for Isidoro Quiroga Moreno

By:	/s/ Luis Felipe Correa González
Name: Luis Felipe Correa González
Title: Attorney-in-fact for Isidoro Quiroga Moreno

South Lake Management LLC

By:	/s/ Isidoro Quiroga Cortés
Name: Isidoro Quiroga Cortés
Title: Manager

By:	/s/ Luis Felipe Correa González
Name: Luis Felipe Correa González
Title: Manager

South Cone Investments Limited Partnership

By	South Lake Management LLC,
as General Partner

	By:	/s/ Isidoro Quiroga Cortés
Name: Isidoro Quiroga Cortés
Title: Manager

	By:	/s/ Luis Felipe Correa González
Name: Luis Felipe Correa González
Title: Manager

South Lake One LLC

By:	/s/ Isidoro Quiroga Cortés
Name: Isidoro Quiroga Cortés
Title: Manager

By:	/s/ Luis Felipe Correa González
Name: Luis Felipe Correa González
Title: Manager

Aequanimitas Limited Partnership

By:	/s/ Isidoro Quiroga Cortés
Name: Isidoro Quiroga Cortés
Title: Authorized Signatory

SCHEDULE A

Members of the Board of Managers of South Lake Management and South Lake One

The names of the members of the Class A and Class B members of the Board of Managers of South Lake Management and South Lake One, their business address, principal occupation and citizenship are set forth below.

Name	Membership Class	Business Address	Principal Occupation	Citizenship
María Victoria Quiroga Moreno	A	Almirante Harwood 6324 apt 101 Montevideo Uruguay	Businessperson investing in several different companies	Chile
Isidoro Quiroga Cortés	A	Leonel Aguirre 1830 apt 101 Montevideo Uruguay	Businessperson investing in several different companies	Chile
Luis Felipe Correa González	B	Presidente Riesco 5711 office 1603 Las Condes Santiago Chile	General Counsel at Asesorías e Inversiones Benjamín S.A.	Chile
Martín Guiloff Salvador	B	Presidente Riesco 5711 office 1603 Las Condes Santiago Chile	Chief Executive Officer at Asesorías e Inversiones Benjamín S.A.	Chile